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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2002

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 South Quebec Street, Greenwood Village, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 488-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

        On September 16, 2002, First Data Corporation ("First Data") issued a press release announcing the expansion of the Wells Fargo Merchant Services alliance jointly owned by First Data Merchant Services Corporation, a subsidiary of First Data, and Wells Fargo Bank, N.A. A copy of the press release is attached as Exhibit 99.1.

        As part of the expansion of the Wells Fargo Merchant Services alliance, First Data added merchants and increased management responsibility in the alliance. First Data will restate 2002 revenues and expenses to January 1, 2002 to reflect this alliance and two previously acquired merchant alliances disclosed in First Data's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 as consolidated subsidiaries. The alliances previously were accounted for under the equity method of accounting. The impact of the retroactive restatement for these three merchant alliances on First Data's consolidated revenues and the revenues of its merchant services segment are indicated in the table below.

FIRST DATA CORPORATION
REVENUE RESTATEMENT

	Quarter Ended
	March 31, 2002	June 30, 2002	Six Months Ended June 30, 2002
	(In millions)
Revenues:
Consolidated	$1,772.3	$1,925.1	$3,697.4
Merchant Services	623.3	697.4	1,320.7

        The information in this Current Report on Form 8-K, including exhibits, shall not be deemed to be incorporated by reference into the Corporation's filings with the SEC under the Securities Act of 1933.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION
Date: September 16, 2002	By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen Assistant Secretary

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release issued by the Company on September 16, 2002.

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  Item 9. Regulation FD Disclosure.
SIGNATURES
Exhibit Index